Exhibit 24

McCormick & Company, Incorporated

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 18 Loveton Circle, Sparks, Maryland 21152 (the “Corporation”), hereby constitute and appoint Robert J. Lawless, and Robert W. Skelton, jointly and severally, each in his own capacity, as his or her true and lawful attorney-in-fact, with full power of substitution, in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments to this Registration Statement, or any Registration Statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ ROBERT J. LAWLESS	Chairman, President & Chief Executive Officer, Director	March 23, 2005
Robert J. Lawless

/s/ FRANCIS A. CONTINO	Executive Vice President, Chief Financial Officer &	March 23, 2005
Francis A. Contino	Strategic Planning, Director

/s/ KENNETH A. KELLY, JR.	Vice President & Controller	March 23, 2005
Kenneth A. Kelly, Jr.

/s/ BARRY H. BERACHA	Director	March 23, 2005
Barry H. Beracha

/s/ JAMES T. BRADY	Director	March 23, 2005
James T. Brady

/s/ ROBERT G. DAVEY	Executive Vice President, Director	March 23, 2005
Robert G. Davey

/s/ EDWARD S. DUNN, JR.	Director	March 23, 2005
Edward S. Dunn, Jr.

/s/ J. MICHAEL FITZPATRICK	Director	March 23 2005
J. Michael Fitzpatrick

/s/ FREEMAN A. HRABOWSKI, III	Director	March 23 2005
Freeman A. Hrabowski, III

/s/ MARGARET M.V. PRESTON	Director	March 23 2005
Margaret M. V. Preston

/s/ WILLIAM E. STEVENS	Director	March 23 2005
William E. Stevens

/s/ KAREN D. WEATHERHOLTZ	Senior Vice President—Human Relations, Director	March 23 2005
Karen D. Weatherholtz